EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form SB-2, of our report dated February 9, 2006, except for Note 13, the date of which is September 8, 2006, relating to the consolidated financial statements of Bravo Brands Inc.., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                        /s/LAZAR LEVINE & FELIX LLP

New York, New York
February 13, 2007